Exhibit 99.1

ITG Reports Second Quarter 2015 Results

GAAP Loss Driven by Reserve for Probable SEC Settlement

Asia Pacific Posts Record Revenues and Earnings

Declares Quarterly Dividend of $0.07 per share

NEW YORK, August 3, 2015 — ITG (NYSE: ITG), an independent execution broker and research provider, today reported results for the quarter ended June 30, 2015.

Second quarter 2015 highlights included:

•                  GAAP net loss of $10.2 million, or $0.30 per diluted share compared to GAAP net income of $12.9 million, or $0.35 per diluted share for the second quarter of 2014. The GAAP net loss for the second quarter of 2015 includes a reserve for a probable settlement with the SEC and related legal and other fees totaling $22.6 million pre-tax and $21.6 million after taxes, or $0.62 per diluted share.

•                  As previously announced, the probable SEC settlement relates to customer disclosures, Form ATS regulatory filings and customer information controls relating to a proprietary trading pilot operated by ITG subsidiary AlterNet for 16 months in 2010 through mid-2011, which included (a) crossing against sell-side clients in POSIT and (b) violations of ITG policy and procedures by a former employee.  These violations principally involved information breaches for a period of several months in 2010 regarding sell-side parent orders flowing into ITG’s algorithms and executions by all customers in non-POSIT markets that were not otherwise available to ITG clients.

•                  Adjusted net income of $11.4 million, or $0.32 per diluted share.  There were no adjustments to earnings in the second quarter of 2014.

•                  Revenues of $140.5 million, compared to revenues of $138.5 million in the second quarter of 2014, including record revenues in Asia Pacific.

•                  GAAP expenses of $149.4 million and adjusted expenses of $126.8 million, compared to GAAP expenses of $121.8 million in the second quarter of 2014.

•                  Average daily trading volume in the U.S. of 183 million shares versus 149 million shares in the second quarter of 2014. POSIT® average daily U.S. volume was 93 million shares compared to 67 million shares in the second quarter of 2014. Total average daily volume traded through POSIT Alert® was 15 million shares, consistent with the second quarter of 2014.

•                  In Europe, average daily value traded in POSIT was $1.3 billion, compared with $1.0 billion in the second quarter of 2014. Total average daily value traded through POSIT Alert dipped 6% in the second quarter of 2015 compared with the prior-year period.

•                  The repurchase of 280,000 shares of common stock under ITG’s authorized share repurchase program for a total of $8.1 million. Repurchases since the first quarter of 2010 have totaled $213.6 million for a total of 14.2 million shares, resulting in a decrease in shares outstanding, net of issuances, of 22%.

Regional Segment Results

Starting with the first quarter of 2015, ITG changed its segment measures and is now presenting regional segment results excluding the impact of Corporate activity. Corporate activity reduced GAAP net income by $24.5 million in the second quarter of 2015, including the after-tax impact of the reserve for a probable SEC settlement and related fees noted above of $21.6 million. Corporate activity reduced net income by $3.3 million in the second quarter of 2014. Corporate activity includes investment income as well as costs not associated with operating ITG’s regional and product group business lines including, among others, the costs of being a public company, intangible amortization, interest expense, the costs of maintaining a global transfer pricing structure and certain non-operating items.  Previously, the majority of these costs were presented in the U.S. segment.

ITG’s North American revenues were $92.2 million in the second quarter of 2015 compared to $95.1 million in the second quarter of 2014. ITG reported net income of $6.3 million in North America in the second quarter of 2015, down from $8.3 million in the second quarter of 2014. U.S. revenues were $75.5 million, down 2% from the second quarter of 2014 while Canada revenues were down 6% to $16.7 million in the second quarter of 2015 due to currency translation.  The overall revenue capture rate per share in the U.S. was $0.0042, down from $0.0045 in the first quarter of 2015 and down from $0.0050 in the second quarter of 2014. The decline in the overall average rate was due in large part to the impact of increased trading activity from sell-side clients.

ITG’s Europe and Asia Pacific revenues were $48.1 million in the second quarter of 2015 compared to $43.1 million in the second quarter of 2014. European revenues were $33.6 million, up 8% from the second quarter of 2014 while Asia Pacific revenues were a record $14.5 million, up 20% from the second quarter of 2014. ITG’s Europe and Asia Pacific operations reported net income of $8.0 million in the second quarter of 2015 nearly unchanged from the second quarter of 2014.

“We are pleased with the progress of our international business during the second quarter, as evidenced by the record revenues and profitability in our Asia Pacific operations,” said ITG Chair Maureen O’Hara.  “In the U.S., we look forward to finalizing the SEC settlement so we can put this matter behind us.  We are focused on restoring the confidence of all of our clients and delivering world-class execution and trading solutions”.

Year-to-Date Results

For the first six months of 2015, revenues were $290.2 million, GAAP net income was $6.5 million, or $0.18 per diluted share, and adjusted net income was $28.1 million, or $0.80 per diluted share. For the first six months of 2014, revenues were $276.1 million and GAAP net income was $26.5 million, or $0.72 per diluted share.  There were no adjustments to earnings in the first six months of 2014.

The discussion of results above includes adjusted net income and related per share amounts, in addition to adjusted expense amounts, which are non-GAAP financial measures that are described in the attached tables along with a reconciliation of these non-GAAP financial measures to GAAP results.

Quarterly Dividend

For the third quarter of 2015, the Board of Directors declared a quarterly cash dividend of $0.07 per share. The dividend is payable on September 10, 2015, to shareholders of record on August 21, 2015.

Conference Call

A conference call to discuss the firm’s results will be held at 8:30am ET on August 4, 2015.  Those wishing to listen to the call should dial 1-877-317-6789 (1-412-317-6789 outside the U.S.) at least 15 minutes prior to the start of the call to ensure connection.  The webcast and accompanying slideshow presentation will be available on ITG’s website at investor.itg.com.  For those unable to listen to the live broadcast of the call, a replay will be available for one week by dialing 1-877-344-7529 (1-412-317-0088 outside the U.S.) and entering conference number 10069526.  The replay will be available starting approximately one hour after the completion of the conference call.

About ITG

ITG is an independent execution broker and research provider that partners with global portfolio managers and traders to provide unique data-driven insights throughout the investment process. From investment decision through settlement, ITG helps clients understand market trends, improve performance, mitigate risk and navigate increasingly complex markets. ITG is headquartered in New York with offices in North America, Europe, and Asia Pacific. For more information, please visit www.itg.com.

In addition to historical information, this press release may contain “forward-looking” statements that reflect management’s expectations for the future.  A variety of important factors could cause results to differ materially from such statements.  Certain of these factors are noted throughout ITG’s 2014 Annual Report on Form 10-K, and its Form 10-Qs (as amended, if applicable) and include, but are not limited to, general economic, business, credit and financial market conditions, both internationally and nationally, financial market volatility, fluctuations in market trading volumes, effects of inflation, adverse changes or volatility in interest rates, fluctuations in foreign exchange rates, evolving industry regulations and increased regulatory scrutiny, the ultimate resolution of the SEC’s AlterNet investigation and any customer or shareholder actions resulting from the matter or the underlying circumstances, the volatility of our stock price, changes in tax policy or accounting rules, the actions of both current and potential new competitors, changes in commission pricing, rapid changes in technology, errors or malfunctions in our systems or technology, cash flows into or redemptions from equity mutual funds, ability to meet liquidity requirements related to the clearing of our customers’ trades, customer trading patterns, the success of our products and service offerings, our ability to continue to innovate and meet the demands of our customers for new or enhanced products, our ability to successfully integrate acquired companies and our ability to attract and retain talented employees. The forward-looking statements included herein represent ITG’s views as of the date of this release. ITG undertakes no obligation to revise or update publicly any forward-looking statement for any reason unless required by law.

ITG Media/Investor Contact:

J.T. Farley

1-212-444-6259

corpcomm@itg.com

INVESTMENT TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations (unaudited)

(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenues:
Commissions and fees	$110,860	$106,453	$229,786	$214,877
Recurring	26,447	24,975	53,379	50,552
Other	3,187	7,038	7,056	10,646
Total revenues	140,494	138,466	290,221	276,075

Expenses:
Compensation and employee benefits	53,899	52,720	111,307	103,897
Transaction processing	25,187	20,109	49,760	40,605
Occupancy and equipment	14,470	14,985	28,842	30,063
Telecommunications and data processing services	13,011	12,655	25,783	25,352
Other general and administrative	42,408	20,715	60,165	39,820
Interest expense	468	594	973	1,230
Total expenses	149,443	121,778	276,830	240,967
(Loss) income before income tax expense	(8,949)	16,688	13,391	35,108
Income tax expense	1,261	3,762	6,868	8,562
Net (loss) income	$(10,210)	$12,926	$6,523	$26,546

(Loss) income per share:
Basic	$(0.30)	$0.36	$0.19	$0.74
Diluted	$(0.30)	$0.35	$0.18	$0.72

Basic weighted average number of common shares outstanding	34,076	35,720	34,172	35,900
Diluted weighted average number of common shares outstanding	34,076	36,641	35,329	36,933

INVESTMENT TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

Supplemental Financial Data (unaudited)

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenues by Geographic Region:
U.S. Operations	$75,473	$77,267	$155,927	$152,873
Canadian Operations	16,703	17,794	35,616	37,012
European Operations	33,575	31,064	70,180	63,854
Asia Pacific Operations	14,514	12,063	28,036	21,760
Corporate	229	278	462	576
Total Revenues	$140,494	$138,466	$290,221	$276,075

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenues by Product Group:
Electronic Brokerage	$75,048	$73,193	$155,502	$146,076
Research, Sales and Trading	30,379	30,311	62,892	59,556
Platforms	23,550	23,333	48,623	47,066
Analytics	11,288	11,351	22,742	22,801
Corporate (non-product)	229	278	462	576
Total Revenues	$140,494	$138,466	$290,221	$276,075

INVESTMENT TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Financial Condition

(In thousands, except share amounts)

	June 30, 2015	December 31, 2014
	(unaudited)
Assets
Cash and cash equivalents	$211,787	$275,210
Cash restricted or segregated under regulations and other	35,426	38,080
Deposits with clearing organizations	110,033	72,527
Securities owned, at fair value	10,612	12,073
Receivables from brokers, dealers and clearing organizations	1,010,335	644,614
Receivables from customers	105,551	107,935
Premises and equipment, net	55,236	60,306
Capitalized software, net	39,283	38,333
Goodwill	12,945	12,803
Intangibles, net	29,985	31,595
Income taxes receivable	3,642	105
Deferred taxes	29,419	37,209
Other assets	24,241	20,059
Total assets	$1,678,495	$1,350,849
Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable and accrued expenses	$189,904	$199,211
Short-term bank loans	81,149	78,360
Payables to brokers, dealers and clearing organizations	954,103	600,041
Payables to customers	31,324	11,132
Securities sold, not yet purchased, at fair value	6,996	8,253
Income taxes payable	7,525	19,772
Deferred taxes	—	703
Term debt	11,962	17,781
Total liabilities	1,282,963	935,253
Commitments and contingencies
Stockholders’ Equity:
Preferred stock, $0.01 par value; 1,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.01 par value; 100,000,000 shares authorized; 52,265,654 and 52,229,962 shares issued at June 30, 2015 and December 31, 2014, respectively	523	522
Additional paid-in capital	235,766	240,135
Retained earnings	491,600	487,462
Common stock held in treasury, at cost; 18,299,591 and 18,000,756 shares at June 30, 2015 and December 31, 2014, respectively	(321,443)	(306,629)
Accumulated other comprehensive income (net of tax)	(10,914)	(5,894)
Total stockholders’ equity	395,532	415,596
Total liabilities and stockholders’ equity	$1,678,495	$1,350,849

INVESTMENT TECHNOLOGY GROUP, INC.

Reconciliation of US GAAP Results to Adjusted Results

In evaluating ITG’s financial performance, management reviews results from operations, which excludes non-operating items.  Adjusted net income, and related per share amounts, adjusted expenses, and adjusted  earnings before interest, taxes, depreciation and amortization (EBITDA) are non-GAAP performance measures that the Company believes are useful to assist investors in gaining an understanding of the trends and operating results for ITG’s core businesses. These measures should be viewed in addition to, and not in lieu of, ITG’s reported results under GAAP.

	Three Months Ended June 30, 2015	Six Months Ended June 30, 2015
Total revenues	$140,494	$290,221

Total expenses	149,443	276,830
Less:
Reserve SEC settlement and related costs (1)	(22,647)	(22,647)
Adjusted expenses	126,796	254,183

(Loss) income before income tax expense	(8,949)	13,391
Effect of adjustments	22,647	22,647
Adjusted pre-tax income	13,698	36,038

Income tax expense	1,261	6,868
Tax effect of adjustments (1)	1,077	1,077
Adjusted income tax expense	2,338	7,945

Net (loss) income	(10,210)	6,523
Net effect of adjustments	21,570	21,570
Adjusted net income	$11,360	$28,093

Diluted (loss) earnings per share	$(0.30)	$0.18
Net effect of adjustments	0.62	0.61
Adjusted diluted earnings per share	$0.32	$0.80

Notes:

(1)         In the second quarter of 2015, the Company reserved $20.3 million for a probable settlement with the Securities and Exchange Commission.  In addition, the Company incurred legal and other related costs of $2.3 million.  A tax benefit of $1.1 million was recorded primarily on the legal and other related costs.

Reconciliation of Adjusted Earnings

Before Interest, Taxes, Depreciation, and Amortization

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Net Income (1)(2)	$(10,210)	$12,926	$6,523	$26,546
Impact of adjustments, after-tax	21,570	—	21,570	—
Adjusted net income	11,360	12,926	28,093	26,546

Deduct:
Investment income	(221)	(271)	(443)	(559)

Add Back:
Interest expense	468	594	973	1,230
Provision for income taxes	1,261	3,762	6,868	8,562
Tax effect of adjustments	1,077	—	1,077	—
Depreciation and Amortization	11,112	12,831	22,273	25,865
Adjusted earnings before interest, taxes, depreciation, and amortization	$25,057	$29,842	$58,841	$61,644

Notes:

(1)   Net income includes pre-tax charges for non-cash stock-based compensation of $4.6 million and $3.7 million for the three months ended June 30, 2015 and 2014, respectively.

(2)   Net income includes pre-tax charges for non-cash stock-based compensation of $9.5 million and $7.5 million for the six months ended June 30, 2015 and 2014, respectively.

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